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                                                              EXHIBIT 24(b)




                                 CERTIFICATE
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        I, Charles D. Gerlinger, Secretary of CABOT CORPORATION, a corporation organized under the laws of the State of Delaware, hereby certify that the Board of Directors of said Corporation, at a meeting duly called and held on October 14, 1994, adopted the following vote:

               VOTED:    That the Chairman of the Board and
        President, the Vice Chairman of the Board, any Vice President, the Controller, and the Corporate Secretary be, and each of them hereby is, authorized to execute and cause to be filed on behalf of this Corporation with the Securities and Exchange Commission and with the New York Stock Exchange, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, its Annual Report on Form 10-K for the fiscal year ended September 30, 1994, and any and all amendments and supplements thereto.

        I further certify that the foregoing vote has not been rescinded and remains in full force and effect as of the date hereof.

               IN WITNESS WHEREOF I have hereto set my hand and the seal of the Corporation this 13th day of December, 1994.



                              ATTEST:


                                       /S/ Charles D. Gerlinger
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                                       Charles D. Gerlinger
                                       Secretary